                                                                    EXHIBIT 99.1

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of American Superconductor Corporation

We have audited the consolidated balance sheets of American Superconductor Corporation as of March 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the three years ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The financial statements give retroactive effect to the merger of American Superconductor Corporation and Superconductivity, Inc. on April 8, 1997 which has been accounted for as a pooling of interests as described in Note 1 to the consolidated financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Superconductor Corporation at March 31, 1997 and 1996, and the consolidated results of operations and cash flows for the three years ended March 31, 1997, in conformity with generally accepted accounting principles.

We have audited the consolidated balance sheets of American Superconductor Corporation as of March 31, 1997 and 1996 and the related consolidated statements of operations and cash flows for the three years ended March 31, 1997 prior to their restatement for the 1997 pooling of interests. The contribution of Superconductivity, Inc. to total assets, revenues and net loss represented 11 percent, 32 percent and 22 percent of the respective restated totals. Separate financial statements of Superconductivity, Inc. included in the restated consolidated balance sheets and statements of operations and cash flows were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated balance sheets of March 31, 1997 and 1996 and the consolidated statements of operations and cash flows for the three years ended March 31, 1997 after restatement for the 1997 pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in Note 2 of notes to consolidated financial statements.



                                        Coopers & Lybrand L.L.P.


Boston, Massachusetts
August 18, 1997

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Superconductivity, Inc.



We have audited the accompanying balance sheets of Superconductivity, Inc. (a development stage company, the Company) as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended and the period from March 22, 1988 (Inception) to December 31, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended and the period from March 22, 1988 (Inception) to December 31, 1995, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP





Madison, Wisconsin
February 29, 1996

                                     [Logo]
                             SMITH & GESTELAND, LLP
                      Partners In Your Success-Since 1948


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Superconductivity, Inc.
Middleton, Wisconsin


    We have audited the accompanying balance sheet of Superconductivity, Inc., as of December 31, 1996, and the related statements of operations, shareholders' equity (deficit), and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Superconductivity, Inc., as of December 31, 1995, and for the year then ended, were audited by other auditors whose report dated February 29, 1996, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation, We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superconductivity, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. We have not audited the financial statements of Superconductivity, Inc., for any period subsequent to December 31, 1996.

                                        /s/ Smith & Gesteland, LLP
                                        ---------------------------------
                                        SMITH & GESTELAND, LLP

Madison, Wisconsin
February 7, 1997

AMERICAN SUPERCONDUCTOR CORPORATION
CONSOLIDATED BALANCE SHEETS

                                                            March 31,
                                                 ----------------------------
                                                      1997           1996
                                                 ------------    ------------

                     ASSETS

Current assets:
     Cash and cash equivalents                   $    584,804    $  4,261,051
     Accounts receivable                            3,070,573       1,727,529
     Notes receivable                                 383,607         607,536
     Inventory                                      2,940,656       2,411,623
     Prepaid expenses and other current assets        345,344         271,752
                                                 ------------    ------------

         Total current assets                       7,324,984       9,279,491

Property and equipment:
     Equipment                                     10,137,721       8,817,336
     Furniture and fixtures                           733,794         710,473
     Leasehold improvements                         1,732,215       1,663,806
                                                 ------------    ------------

                                                   12,603,730      11,191,615
Less: accumulated depreciation                     (8,835,754)     (6,892,029)
                                                 ------------    ------------

Property and equipment, net                         3,767,976       4,299,586

Long-term marketable securities                    15,446,106      22,257,898
Other assets                                           42,028          19,472
                                                 ------------    ------------

Total assets                                     $ 26,581,094    $ 35,856,447
                                                 ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Note payable-line of credit                 $    530,000    $    525,000
     Accounts payable and accrued expenses          4,283,612       2,201,475
     Deferred revenue                               1,519,678         893,700
     Current portion of long-term debt                673,428         558,789
                                                 ------------    ------------

     Total current liabilities                      7,006,718       4,178,964

Long-term debt (less current portion)               3,073,663       1,897,601

Commitments (Note 10)

Stockholders' equity:
     Common stock, $.01 par value
         Authorized shares-20,000,000; issued
         and outstanding shares-10,505,118
         in 1997 and 10,422,996 in 1996               105,051         104,230
         Additional paid-in capital                76,388,679      75,663,526
     Deferred compensation                            (25,480)        (50,960)
     Deferred contract costs - warrants              (557,265)           --
     Unrealized loss on investments                  (143,661)        (61,970)
     Cumulative translation adjustment                 (9,892)          4,602
     Accumulated deficit                          (59,256,719)    (45,879,546)
                                                 ------------    ------------
Total stockholders' equity                         16,500,713      29,779,882
                                                 ------------    ------------

Total liabilities and stockholders' equity       $ 26,581,094    $ 35,856,447
                                                 ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN SUPERCONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME


                                                  Year ended March 31,
                                      ------------------------------------------
                                          1997            1996           1995
                                      ------------    -----------    -----------

Revenues:
     Contract revenue                 $  6,867,444    $ 7,526,306    $ 6,596,177
     Prototypes and prototype
         development contracts           2,936,567      2,366,351      1,107,374
     Rental revenue                        545,130        595,700        866,480
     Other revenue                         201,416        276,069         22,749
                                      ------------    -----------    -----------

         Total revenues                 10,550,557     10,764,426      8,592,780

Costs and expenses:
     Costs of  revenue                  10,577,376     11,553,016      7,993,459
     Research and development            8,477,365      5,704,494      5,348,872
     Selling, general and
          administrative                 4,290,500      4,538,167      3,924,180
                                      ------------    -----------    -----------

         Total costs and expenses       23,345,241     21,795,677     17,266,511

Merger related fees                       (710,105)
Interest income                          1,177,386      1,585,168      1,872,811
Interest expense                          (356,366)      (214,671)      (212,191)
Fees - terminated transaction             (669,627)
Other income (expense), net                (23,777)       (37,529)       (23,093)
                                      ------------    -----------    -----------

Net loss                              $(13,377,173)   $(9,698,283)   $(7,036,204)
                                      ============    ===========    ===========


Net loss per common share             $      (1.27)   $     (0.94)   $     (0.69)
                                      ============    ===========    ===========


Weighted average number of
     common shares outstanding          10,497,643     10,351,993     10,248,890
                                      ============    ===========    ===========


       The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN SUPERCONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  1997            1996           1995
                                                                  ----            ----           ----

Cash flows from operating activities:

    Net loss                                                  $(13,377,173)    (9,698,283)    (7,036,204)

      Adjustments to reconcile net loss to net
            cash used by operations:
        Forgiveness of notes receivable                            206,744        104,778           --
        Depreciation and amortization                            1,983,531      2,106,569      1,946,780
        Write down of inventory and equipment                      444,538      1,175,142           --
        Gain on disposals of property and equipment                 (9,697)          --             --
        Deferred compensation expense                               25,480         29,960        112,680
        Deferred contract costs-warrant                             79,613           --             --
        Interest accrued on convertible debentures                 230,746        100,383        150,000
        Changes in operating asset and liability accounts :
           Accounts receivable                                  (1,343,043)       994,748     (1,726,788)
           Inventory                                              (973,571)    (1,073,049)      (620,586)
           Prepaid expenses and other current assets               (73,592)       (27,796)       (12,283)
           Accounts payable and accrued expenses                 2,082,137       (639,139)       541,771
           Deferred revenue                                        625,978        678,700         15,000
                                                              ------------    -----------    -----------

    Net cash used by operating activities                      (10,098,309)    (6,247,987)    (6,629,630)


Cash flows from investing activities:

        Notes receivable                                           (82,815)       (40,973)      (671,341)
        Repayment of notes receivable                              100,000           --             --
        Purchase of property and equipment                      (1,451,142)    (1,342,922)    (1,869,066)
        Sale of long-term marketable securities                  6,730,101      9,924,608      3,099,626
        Decrease (increase) in other assets                        (37,130)        28,676           (701)
                                                              ------------    -----------    -----------

    Net cash provided by investing activities                    5,259,014      8,569,389        558,518


Cash flows from financing activities:

        Payments on notes payable                                 (131,049)      (422,352)      (472,876)
        Proceeds from notes payable (net)                            5,000           --        1,550,000
        Proceeds from 10% convertible debentures                 1,200,000           --             --
        Net proceeds from issuance of common stock                  89,097        379,969        545,964
                                                              ------------    -----------    -----------

    Net cash provided by financing activities                    1,163,048        (42,383)     1,623,088

Net increase (decrease) in cash and cash equivalents            (3,676,247)     2,279,019     (4,448,024)

Cash and cash equivalents at beginning of year                   4,261,051      1,982,032      6,430,056
                                                              ------------    -----------    -----------

Cash and cash equivalents at end of year                      $    584,804    $ 4,261,051    $ 1,982,032
                                                              ============    ===========    ===========

Supplemental schedule of cash flow
    information-cash paid for interest                        $    125,620    $   114,288    $    39,442


Supplemental disclosure of non-cash transaction in 1996:
    Exchange of $150,000 convertible debentures in partial payment of exercise of stock warrants.

The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN SUPERCONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                        Common Stock
                                  ------------------------
                                      Number         Par       Additional                   Deferred     Unrealized    Cumulative
                                    of Shares       Value        Paid-in       Deferred     Contract    Gain/Loss on   Translation
                                                                 Capital     Compensation     Costs      investments   Adjustment
                                  -------------------------------------------------------------------------------------------------
Balance at March 31, 1994            9,333,608    $ 93,336     $62,889,244     $(193,600)                                $ (4,121)
Effect of SI Merger                    866,175       8,662      11,700,581
Exercise of stock options              136,244       1,362         515,847
Issuance of common stock                 1,500          15          28,740
Purchase of fractional shares              (21)
Amortization of deferred
   compensation                                                                  112,680
Unrealized loss on investments                                                                             (573,081)
Translation adjustment                                                                                                     17,314
Net loss
                                  -------------------------------------------------------------------------------------------------
Balance at March 31, 1995           10,337,506     103,375      75,134,412       (80,920)                  (573,081)       13,193
Exercise of warrants                    65,840         658         499,342
Exercise of stock options               19,660         197          29,772
Purchase of fractional shares              (10)
Amortization of deferred
   compensation                                                                   29,960
Unrealized gain on investments                                                                              511,111
Translation adjustment                                                                                                     (8,591)
Net loss
                                  -------------------------------------------------------------------------------------------------
Balance at March 31, 1996           10,422,996     104,230      75,663,526       (50,960)                   (61,970)        4,602
Exercise of stock options               82,122         821          88,275
Amortization of deferred
   compensation                                                                   25,480
Deferred contract costs-warrant                                    636,878                  (636,878)
Warrant expense                                                                               79,613
Unrealized loss on investments                                                                              (81,691)
Translation adjustment                                                                                                    (14,494)
Net loss
                                  -------------------------------------------------------------------------------------------------
Balance at March 31, 1997           10,505,118    $105,051     $76,388,679     $ (25,480)  $(557,265)     $(143,661)     $ (9,892)





                                                            Total
                                        Accumulated     Stockholders'
                                          Deficit           Equity
                                  -----------------------------------
Balance at March 31, 1994              $(18,624,115)    $ 44,160,744
Effect of SI Merger                     (10,520,944)       1,188,299
Exercise of stock options                                    517,209
Issuance of common stock                                      28,755
Purchase of fractional shares
Amortization of deferred
   compensation                                              112,680
Unrealized loss on investments                              (573,081)
Translation adjustment                                        17,314
Net loss                                 (7,036,204)      (7,036,204)
                                  -----------------------------------
Balance at March 31, 1995               (36,181,263)      38,415,716
Exercise of warrants                                         500,000
Exercise of stock options                                     29,969
Purchase of fractional shares
Amortization of deferred
   compensation                                               29,960
Unrealized gain on investments                               511,111
Translation adjustment                                        (8,591)
Net loss                                 (9,698,283)      (9,698,283)
                                  -----------------------------------
Balance at March 31, 1996               (45,879,546)      29,779,882
Exercise of stock options                                     89,096
Amortization of deferred
   compensation                                               25,480
Deferred contract costs-warrant                                   --
Warrant expense                                               79,613
Unrealized loss on investments                               (81,691)
Translation adjustment                                       (14,494)
Net loss                                (13,377,173)     (13,377,173)
                                  -----------------------------------
Balance at March 31, 1997              $(59,256,719)    $ 16,500,713



The accompanying notes are an integral part of the consolidated financial statements.

                       AMERICAN SUPERCONDUCTOR CORPORATION
                        NOTES TO CONSOLIDATED STATEMENTS

1.   NATURE OF THE BUSINESS

     American Superconductor Corporation (the "Company" or "ASC"), which was formed on April 9, 1987, develops and commercializes high temperature superconducting ("HTS") wire, wire products and systems, including current leads, multistrand conductors, electromagnetic coils, and electromagnets and subsystems comprising electromagnetics integrated with appropriate cooling systems. The focus of the Company's development and commercialization efforts is on electrical equipment for use by electric utilities and industrial users of electrical power. For large-scale applications, the Company's development efforts are focused on power transmission cables, motors, transformers, generators and fault current limiters. In the area of power quality, the Company is focused on marketing and selling commercial low temperature superconducting magnetic energy storage ("SMES") devices, on development and commercialization of new SMES products, and on development of power electronic subsystems and engineering services for the power quality marketplace. The Company operates in one business segment. As the Company is moving toward commercialization of its technology, the Company is no longer reporting its financial statements as a development stage enterprise.

     The Company has devoted a significant part of its efforts to research and development. The Company has recorded contract revenue related to research and development contracts of $6,867,444, $7,526,306 and $6,596,177 for the fiscal years ended March 31, 1997, 1996 and 1995, respectively. As discussed in Note 11, a significant portion of this contract revenue relates to development contracts with two stockholders, Inco Alloys International, Inc. ("Inco") and Pirelli Cavi S.p.A. ("Pirelli"). Included in costs of revenue are research and development expenses of approximately $5,322,000, $5,256,000 and $3,032,000 for the fiscal years ended March 31, 1997 1996 and 1995, respectively. Selling, general and administrative expenses also included as costs of revenue for the fiscal years ended March 31,1997, 1996 and 1995, were approximately $2,186,000, $2,075,000 and $1,365,000, respectively.

     As explained more fully in Note 3 to these financial statements, on April 8, 1997, a wholly owned subsidiary of the Company merged with Superconductivity Inc. ("SI"). SI is a manufacturer of low temperature superconductor products for the industrial power quality market.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Basis of Presentation
          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. As described more fully in Note 3, on April 8, 1997, a wholly owned subsidiary of ASC merged with SI. These consolidated financial statements have been prepared following the pooling of interests method of accounting and reflect the combined financial position, operating results and cash flows of ASC and SI as if they had been combined for all periods presented. Prior to the merger, SI's fiscal year end was December
31. Effective with the merger, SI's year end was changed to March 31 to conform with ASC's fiscal year end. The audited results of SI's operations for the twelve month periods ended December 31, 1996, 1995, and 1994 are included in the Company's results of operations for the fiscal years ended March 31, 1997, 1996 and 1995, respectively. SI's audited balance sheets at December 31, 1996 and 1995 are included in the Company's balance sheets at March 31, 1997 and March 31, 1996, respectively. As a result, SI's results of operations for the quarter ended March 31, 1997 are not included in the consolidated statements of operations. In the quarter ended March 31, 1997, SI recorded revenues of $262,295 and incurred a net loss of $2,156,399 which included merger expenses of $1,457,054.

  Principles of Consolidation
     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances have been eliminated.

  Reclassification
     Certain prior year amounts have been reclassified to be consistent with current year presentation.

  Cash Equivalents
     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash equivalents consist of government obligations, short-term certificates of deposit and repurchase agreements.

  Accounts Receivable
     Due to scheduled billing requirements specified under certain contracts, a portion of the Company's accounts receivable balance at March 31, 1997 and 1996 was unbilled. The unbilled portion included in the accounts receivable balance was approximately $1,090,000 or 35% of total accounts receivable and $588,000 or 34% of total accounts receivable at March 31, 1997 and 1996, respectively. The Company expects the amounts to be billed in the next year.

  Long-term Marketable Securities
     Long-term marketable securities, with original maturities of more than 12 months when purchased, consist primarily of U.S. Treasury Notes and a U.S. government agency security. These marketable securities are stated at amortized cost plus accrued interest which approximates fair value. Interest income is accrued as earned.

  Inventories
     Inventories are stated at the lower of cost (determined on a first-in first-out basis) or market.

  Property and Equipment
     Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the useful life of the improvement or the remaining term of the lease. Expenditures for maintenance and repairs are expensed as incurred. Upon retirement or other disposition of assets, the costs and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in income.

  Revenue Recognition
     The Company has entered into contracts to perform research and development (see Note 11). Revenues from these contracts are recognized utilizing the percentage of completion method, measured by the relationship of costs incurred to total contract costs. Costs include direct engineering and development costs and applicable overhead. The Company generally recognizes its prototype revenue upon shipment, or, for certain programs, on the percentage of completion method of accounting. Customer deposits are recorded as deferred revenue until the related sales are recognized. The Company rents equipment to customers on a monthly basis and recognizes rental income as it is earned.

  Research and Development Costs
     Research and development costs are expensed as incurred.

  Income Taxes
     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized. No current or deferred income taxes have been provided because of the net operating losses incurred by the Company since its inception.

  Computation of Net Loss per Common Share
     Net loss per common share is computed using the weighted average number of common shares outstanding. Common equivalent shares are included in the per share calculations only when the effect of their inclusion would be dilutive.

     In February 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), which is effective for fiscal years ending after December 15, 1997, including interim periods. Earlier application is not permitted. The Statement requires restatement of all prior-period earnings per share presented after the effective date. SFAS 128 specifies the computation, presentation and disclosure requirements for earnings per share. The Company will adopt SFAS 128 in fiscal year 1998 and has determined the impact to be immaterial.

  Foreign Currency Translation
     The functional currency of the Company's foreign subsidiary is the local currency. The assets and liabilities of this operation are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and income and expense items are translated at average rates for the period. Cumulative translation adjustments are excluded from net loss and shown as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in the net loss and have not been material to date.

  Risks and Uncertainties
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

     The Company invests its cash and cash equivalents with high credit quality financial institutions and invests primarily in investment grade marketable securities, including, but not limited to, government obligations, repurchase agreements and money market funds.

     The Company's accounts receivable are comprised mostly of amounts owed by government agencies and some commercial companies. The Company does not require collateral or other security to support customer receivables. The Company believes any credit losses will not be material.

3.   THE MERGER

     In April, 1997, the Company completed a transaction (the "Merger") with SI. This transaction, in which the Company acquired all of the outstanding stock of SI by means of a merger of a subsidiary of the Company into SI, is being accounted for as a pooling of interests. The merger was effected through the exchange of 942,961 shares of the Company's common stock for all of the issued and outstanding shares of SI, based on a merger exchange ratio of .3292 shares of the Company's common stock for each share of SI common stock.

     All fees and expenses related to the merger will be expensed as required under the pooling of interests accounting method. A charge of $710,105 has been recorded in the fiscal 1997 consolidated statement of operations reflecting merger expenses incurred in the period. SI incurred merger expenses of $1,457,054 in the quarter ended March 31, 1997. As noted in footnote 2, SI's results of operations for the quarter ended March 31, 1997 are not included in the consolidated statement of operations. The Company does not expect to incur significant additional merger expenses in fiscal year 1998 related to this transaction. Merger expenses consist principally of financial advisory, legal and accounting fees.

     Combined and separate results of ASC and SI for the periods preceding the merger were as follows (in thousands):

                                              ASC           SI         Combined
                                              ---           --         --------
     Year ended March 31, 1997
         Revenues .....................    $  7,175      $ 3,376       $ 10,551
         Net loss .....................    $(10,422)     $(2,955)      $(13,377)

     Year ended March 31, 1996
         Revenues .....................    $  7,131      $ 3,633       $ 10,764
         Net loss .....................    $ (7,320)     $(2,378)      $ (9,698)

     Year ended March 31, 1995
         Revenues .....................    $  4,270      $ 4,323       $  8,593
         Net loss .....................    $ (5,772)     $(1,264)      $ (7,036)

4.   LONG-TERM MARKETABLE SECURITIES

     Long-term marketable securities at March 31, 1997 consist of the following:

                                     Aggregate       Fair Value      Gross Unrealized
                                       Cost                                Loss
     U.S. government and U.S.
     government agency securities   $15,589,767      $15,446,106         $143,661


     The Company's long-term marketable securities are classified as available-for-sale securities and, accordingly, are recorded at amortized cost plus accrued interest which approximates fair value. The difference between cost and fair value is included in stockholders' equity. All of these securities mature in one to three years.

5.   INVENTORIES

     Inventories at March 31, 1997 and 1996 consist of the following:

                             1997           1996
                             ----           ----


     Raw materials        $  546,776     $  720,655
     Work-in-progress      2,164,179      1,651,620
     Finished goods          229,701         39,348
                          ----------     ----------

                          $2,940,656     $2,411,623
                          ==========     ==========


6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at March 31, 1997 and 1996 consist of the following:

                                                    1997            1996
     ----------------------------------------------------------------------
     Accounts payable                           $2,919,739      $1,756,320
     Accrued professional fees                     585,522              --
     Accrued expenses                              563,051         294,790
     Accrued vacation                              215,300         150,365
     ----------------------------------------------------------------------
                                                $4,283,612      $2,201,475

7.   LONG-TERM DEBT

     Long-term debt at March 31, 1997 and 1996 consists of the following:

                                                                     1997           1996
                                                                     ----           ----

     Subordinated convertible debentures issued by SI in 1993
       and 1996, principal of $2,537,492 and $1,337,492 plus
       accrued interest at 10% per annum aggregating $536,171
       and $305,425 at March 31, 1997 and 1996, respectively,
       due January 1998                                           $3,073,663     $1,642,917
     Note payable to ABB Power T & D Company Inc.,
       interest payable monthly at 7.5%,
       with principal due April 1997                                 673,428        800,000
     Obligation under capital lease                                     --           13,473
                                                                  ----------     ----------
                                                                   3,747,091      2,456,390

     Less amount due within one year                                 673,428        558,789
                                                                  ----------     ----------

                                                                  $3,073,663     $1,897,601
                                                                  ==========     ==========


     The note payable to ABB Power T & D Company, Inc. ("ABB") is secured by specific items in SI's inventory and was payable in the amount of $224,479 upon the sale of each of the first three specified items in 1997 or in full in April 1997. The related inventory is included in work-in-process with a carrying value of $520,000 at December 31, 1996. Prior to the effective date of the Merger the repayment terms of the ABB note were renegotiated. In lieu of the final principal payment originally due April 20, 1997 as indicated above, the revised repayment schedule consists of a principal payment in the amount of $330,000 due April 30, 1997 with the balance of the note to be paid in twelve equal monthly installments of principal and interest of $29,795 commencing May 31, 1997.

     In conjunction with the Merger, SI's subordinated convertible debentures have been exchanged for 7% subordinated notes of the Company, due April 8, 1999, with interest payable semiannually. At the option of the Company, principal and interest may also be paid in shares of the Company's common stock of equivalent value.

8.   INCOME TAXES

     The principal components of the Company's deferred tax liabilities and assets were the following:

     March 31                                             1997          1996
     ---------------------------------------------------------------------------
     Deferred tax assets:
       Net operating loss carryforward               $ 22,932,000  $ 18,561,000
       Research and development and other credits       2,035,000     1,673,000

       Depreciation and other                           1,918,000     1,101,000
       Valuation allowance                            (26,885,000)  (21,335,000)

     ---------------------------------------------------------------------------
     Net                                                    --            --
     ---------------------------------------------------------------------------

     At March 31, 1997 the Company had available for federal income tax purposes net operating loss carryforwards of approximately $44,300,000, which commence expiring in years 2005 through 2012. SI also had net operating loss carryforwards amounting to approximately $13,217,000, the tax effect of which is included above. These loss carryforwards begin expiring in 2003 and their utilization by the Company will be subject to annual limitations. Research and development and other credit carryforwards amounting to approximately $2,035,000 are available to offset federal and state income taxes and expire in years 2005 through 2012. Under current tax law, the utilization of net operating loss carryforwards may be subject to annual limitations in the event of future significant changes in ownership.

9.   STOCKHOLDERS' EQUITY

     In November 1994, the Board of Directors declared a three-for-two stock split in the form of a 50% stock dividend effective November 28, 1994, for stockholders of record on November 14, 1994. All share and per share data have been restated to reflect the split.

  STOCK-BASED COMPENSATION PLANS

     Under APB 25 no compensation expense has been recorded. The Company has adopted the disclosure only option under Statement of Financial Accounting Standards (SFAS) 123 "Accounting for Stock-Based Compensation" as of March 31, 1997. Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. Consistent with the method of SFAS 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

     For  the years ended March 31,                         1997         1996
     --------------------------------------------------------------------------
     Net loss (in thousands)             As reported     $(13,377)     $(9,698)
                                         Pro forma       $(14,095)     $(9,871)

     Loss per share                      As reported     $ (1.27)      $(0.94)
                                         Pro forma       $ (1.34)      $(0.96)


     The pro forma amounts included above combine the effects of the valuation of the stock options issued under various stock-based compensation plans of ASC together with the 1988 SI stock option plan. The following notes provide details concerning the stock option plans of ASC, the 1988 Stock Option Plan of SI, (the "1988 SI Plan") and SI stock purchase warrants.

     Pursuant to the merger agreement, options outstanding under the 1988 SI Plan to purchase shares of SI common stock were converted into options to purchase shares of ASC common stock based on the merger exchange ratio of 0.3292 shares of ASC common stock for each share of SI stock.

  The ASC stock option plans

     The pro forma amounts include the effects of all activity under ASC's stock-based compensation plans since April 1, 1995. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants; a weighted average risk free interest rate of 6.4% and 5.5% in 1997 and 1996 respectively; expected stock price volatility of 45%; no dividends; and a weighted average life of the options of 5 years. The weighted average fair value of options granted during 1997 and 1996 was $5.02 per share and $6.42 per share respectively. The Company expects it will have additional activity under these plans in the future.

     ASC has five stock option plans including two Directors' Plans. The stock option plans (the "Plans") include the 1987 Stock Plan (the "1987 Plan"), the 1993 Stock Option Plan (the "1993 Plan"), the 1996 Stock Incentive Plan (the "1996 Plan"), the 1991 Directors' Stock Option Plan (the "1991 Directors' Plan") and the 1994 Directors' Stock Option Plan (the "1994 Directors' Plan"). The Plans are administered by the Compensation Committee of the Board of Directors and permit the Company to sell or award common stock or to grant stock options for the purchase of common stock.

     The Plans provide for the issuance of incentive stock options and non-qualified stock options to purchase the Company's common stock. In the case of incentive stock options, the exercise price shall be equal to at least the fair market value of the common stock, as determined by the Board of Directors, on the date of grant. In the event that non-qualified stock options are granted under the 1987 Plan, the exercise price shall be not less than the lesser of the book value per share of common stock at the end of the fiscal year preceding the date of grant or 50% of the fair market value at the time of grant.

     The 1991 and 1994 Directors' Plans are stock option plans for members of the Board of Directors who are not also employees of the Company ("outside directors"). The 1994 Directors' Plan provides for the automatic grant of stock options for the purchase of common stock by outside directors at an exercise price equal to fair market value at the grant date. The 1991 Directors' Plan is no longer operative.

     Options granted under the Plans generally become exercisable in equal annual increments over a four or five year period and expire 10 years from the date of grant or from two to three months after termination of employment.

     The following table summarizes information about stock options outstanding at March 31, 1997.

                                  Outstanding                                       Exercisable
                                  -----------                                       -----------

                                               Weighted
                                                Average        Weighted                        Weighted
                               Number          Remaining        Average        Number           Average
            Range of         Outstanding      Contractual      Exercise      Exercisable       Exercise
         Exercise Price      at 3/31/97          Life            Price       at 3/31/97          Price
         --------------      ----------          ----            -----       ----------          -----

     $   .27 -  1.07           140,350            3.3           $ 0.44         140,350          $ 0.44
     $  6.23 -  9.75           894,765            8.4           $ 9.11         217,465          $ 7.48
     $ 10.25 - 13.50           565,650            8.3           $12.47         152,370          $11.61
     $ 14.00 - 18.50           404,400            7.5           $16.78         164,660          $17.25
     $ 19.83 - 23.25           540,500            7.3           $21.72         222,050          $21.67
                             ---------                                         -------
     $   .27 - 23.25         2,545,665                                         896,895
                             =========                                         =======






     The following table summarizes the information concerning currently outstanding and exercisable options:

                                                       Weighted average     Number
                                          Shares        Exercise Price    Exercisable
     --------------------------------------------------------------------------------
     Outstanding at March 31, 1994         979,935          $ 7.79          231,386
     --------------------------------------------------------------------------------
     Granted                               746,500          $20.89
     Exercised                            (132,540)         $ 3.89
     Canceled                              (49,410)         $14.02
     --------------------------------------------------------------------------------
     Outstanding at March 31, 1995       1,544,485          $14.25          375,495
     --------------------------------------------------------------------------------
     Granted                               482,600          $13.71
     Exercised                             (19,660)         $ 1.44
     Canceled                              (14,670)         $19.11
     --------------------------------------------------------------------------------
     Outstanding at March 31, 1996       1,992,755          $14.21          652,885
     --------------------------------------------------------------------------------
     Granted                               766,650          $10.43
     Exercised                             (74,880)         $ 1.11
     Canceled                             (138,860)         $17.49
     --------------------------------------------------------------------------------
     Outstanding at March 31, 1997       2,545,665          $13.28          896,895
     ================================================================================
     Available for grant at March 31, 1997                                  934,810
                                                                            =======

  The 1988 SI Stock Option Plan

     Pro forma information relative to net loss has been determined using the "minimum value" method of SFAS 123. The fair value for these options was estimated at the date of the grant using the present-value method with the following assumptions for 1997 and 1996: risk-free interest rate of 6%; no dividends; and a weighted-average expected life of the options of 7 years. The minimum-value method was developed for use in estimating the minimum fair value of options for a non-public company.

     In the following summary of the status of the 1988 SI Plan, each original option to purchase SI common stock has been converted to an equivalent number of options to purchase ASC stock by multiplying the original number of shares subject to options by the merger exchange ratio of 0.3292 and the corresponding original exercise prices have been converted by dividing by the same merger exchange ratio:

                                             Number of             Range of
                                              Options           Exercise Price
                                              -------           --------------

      Outstanding at January 1, 1994          164,550             $0.30 -  7.59
         Granted                               20,410                     15.19
         Exercised                             (3,703)             0.76 -  3.04
         Canceled                              (2,058)             3.04 -  7.59
                                             --------
      Outstanding at January 1, 1995          179,199              0.30 - 15.19
         Granted                               16,789                     15.19
                                             --------
       Outstanding at January 1, 1996         195,988              0.30 - 15.19
         Granted                               18,106                     15.19
         Exercised                             (7,242)             0.30 -  0.76
         Canceled                             (32,697)             3.04 - 15.19
                                             --------
      Outstanding at December 31, 1996        174,155             $0.30 - 15.19
                                             ========
      Exercisable at December 31, 1996         99,632             $0.30 - 15.19
                                             ========

     The following table details the weighted average remaining contractual life of options outstanding at December 31, 1996 using the equivalent ASC shares and ASC exercise prices:

                         Number of Options         Remaining Contractual
     Exercise Price         Outstanding         Life of Options Outstanding
     --------------         -----------         ---------------------------
        $ 0.30                 19,423                   2.23 years
        $ 0.76                 15,637                   3.01 years
        $ 3.04                 10,147                   4.52 years
        $ 7.59                 80,391                   6.75 years
        $15.19                 48,557                   8.59 years
                              -------
                              174,155

     At the time of the Merger options to purchase 172,427 shares of ASC common stock were issued in exchange for outstanding options under the 1988 SI Plan.

  SI Stock Purchase Warrants

     In 1993 and 1996 SI issued warrants to its convertible debenture holders to purchase 1,080,000 shares of common stock at $2.50 per share. These warrants were still outstanding at December 31, 1996. Holders of these warrants were allowed to exercise them on a cashless basis at the time of the Merger and received 83,484 shares of ASC common stock in the merger in exchange for the SI shares acquired upon exercise of such warrants.

  Deferred compensation

     The Company recorded an increase to additional paid-in capital and a corresponding charge to deferred compensation of approximately $127,000 in fiscal year 1993 related to the issuance of 10,000 shares of common stock. Compensation expense related to this and other prior stock transactions of approximately $25,000, $30,000, and $113,000 was recorded for the fiscal years ended March 31, 1997, 1996 and 1995, respectively.


10.  COMMITMENTS

     The Company rents its headquarters premises in Westborough, Massachusetts under an operating lease, the first term of which expires in May 1998. The Company has an option to extend this lease for two additional five-year periods. The Company also rents operating facilities near Madison, Wisconsin under a lease which expires December 31, 1998. Under both leases the Company pays for real estate taxes, certain insurance coverage and operating expenses.

     In October 1992, the Company entered into a five-year collaborative technology development agreement with Superlink Joint Venture. The Company has the right to terminate this agreement under certain conditions.

     Rent expense under the leases mentioned above and research and development expenses related to the technology agreement with Superlink Joint Venture included in the consolidated statements of income were as follows:

                                              1997         1996          1995
                                              ----         ----          ----

     Rent expense                           $520,850     $495,283      $481,984
                                            --------     --------      --------

     Research and development expenses      $135,000     $150,000      $230,000
                                            --------     --------      --------


     Minimum future lease and funding commitments at March 31, 1997 were as follows:

     For the years ended March 31            Leases       Funding       Total
                                             ------       -------       -----
     1998                                   $524,347      $50,000      $574,347
     1999                                   $170,760        --         $170,760

11.  RESEARCH AND DEVELOPMENT AGREEMENTS

     In March of 1996 the Company extended its development contract with Pirelli, a Stockholder in the Company, to jointly develop high temperature superconducting cable wires. The Company terminated its development contracts with both Hoechst AG and Inco Alloys International in August 1994 and December 1996, respectively. The Company recorded revenues under these contracts as follows:

                               1997            1996              1995
                               ----            ----              ----

     Inco                   $  825,000      $1,100,000        $1,100,000
     Pirelli                 2,500,000       2,831,000         1,000,000
     Hoechst                    --              --               500,000
     -------------------------------------------------------------------
                            $3,325,000      $3,931,000        $2,600,000
     ===================================================================


     Future funding commitments under the Pirelli contract are approximately $5,250,000 over the next two and one half years.

     In March 1996, the Company entered into a new strategic alliance with the Electric Power Research Institute (EPRI) to develop and commercialize next-generation HTS wire. Under this agreement, warrants to purchase common stock of the Company will be granted to EPRI and become exercisable over the next five years. The Company will receive exclusive license rights to jointly-developed intellectual property from EPRI. This agreement is subject to early termination if certain conditions are not met. The Company recorded an increase to additional paid-in capital and a corresponding charge to deferred contract costs of $637,000 in fiscal 1997 relating to these warrants. Warrant expense related to this agreement was $80,000 for the fiscal year ended March 31, 1997.

12.  COST SHARING ARRANGEMENTS

     The Company has entered into several cost-sharing arrangements with various agencies of the United States government. These funds are used to directly offset the Company's research and development and selling, general and administrative expenses and to purchase capital equipment. The Company has recorded costs (including capital equipment purchases) and funding under these agreements of $3,197,000 and $1,706,000, respectively for fiscal 1997 and $2,590,000 and $985,000, respectively for fiscal 1996. At March 31, 1997, total funding received to date under these agreements was $5,853,000. Future funding expected to be received under existing agreements is approximately $6,355,000 over the next four years subject to continued future funding allocations.

13.  RELATED PARTY TRANSACTIONS

     In fiscal 1995 the Company made a series of loans to an officer of the Company in the aggregate amount of $671,000 including accrued interest. The Compensation Committee of the Board of Directors forgave $206,700 and $104,800 in fiscal years 1997 and 1996, respectively, of principal and accrued interest of the loans. In addition, the officer repaid $100,000 of principal in November 1996. The remaining principal and interest on the loan, which is approximately $331,000, is repayable on November 1, 1998.

14.  EMPLOYEE BENEFIT PLANS

     The Company has implemented two deferred compensation plans under Section 401(k) of the Internal Revenue Code. Any contributions by the Company are discretionary (none were made in fiscal 1997, 1996 or 1995). The Company does not have post-retirement or post-employment benefit plans.

15.  WRITE DOWN OF INVENTORY AND EQUIPMENT

     Pursuant to Statement of Financial Accounting Standards ("SFAS") 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Company recorded a provision of $407,000 included in the consolidated statements of operations in the year ended March 31, 1996. This provision was required to write down certain items of leased equipment to their estimated fair value.

     In addition, provisions were recorded for certain work-in-process inventory of $445,000 and $768,000 for the years ended March 31, 1997 and 1996, respectively. These provisions were recorded due to the inventory not meeting required performance specifications.

     Collectively, these provisions were included in costs of revenue for the years end March 31, 1997 and 1996.

16.  SUBSEQUENT EVENTS

     In April 1997, the Company entered into a strategic alliance agreement with an affiliate of Electricite de France ("EDF") under which EDF purchased one million shares of the Company's common stock at $10 per share. The Company intends to use the proceeds of this $10 million equity investment to accelerate the development and commercialization of HTS technology for uses specific to the electric utility industry.

     On July 31, 1997 the Company completed a transaction in which the Company acquired all the outstanding stock of Applied Engineering Technologies, Ltd. ("AET") in exchange for 68,306 shares of the Company's common stock, valued at approximately $700,000 as of the closing of the acquisition. The Company also assumed approximately $121,000 of AET's liabilities. AET will operate as a division of the Company under the name AET Cryogenics. The transaction will be accounted for under the pooling of interests method.

17.  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997 the FASB issued Statement No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement is effective for fiscal years beginning after December 15, 1997. Management does not believe the implementation of this statement will have any significant effect on the Company's financial statements.

     In June 1997 the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major business customers. This statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments, which are components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This Statement is effective for financial statements for periods beginning after December 15, 1997. Management is evaluating this Statement to determine what information is required to be disclosed.